KPMG LLP Aon Center Suite 5500 200 E. Randolph Street Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 26, 2024, with respect to the financial statements and financial highlights of the Funds Listed in Appendix A, as of October 31, 2024, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Chicago, Illinois

February 25, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Appendix A

Nushares ETF Trust

Nuveen ESG Dividend ETF (NUDV)

Nuveen ESG Large-Cap ETF (NULC)

Nuveen ESG Large-Cap Growth ETF (NULG)

Nuveen ESG Large-Cap Value ETF (NULV)

Nuveen ESG Mid-Cap Growth ETF (NUMG)

Nuveen ESG Mid-Cap Value ETF (NUMV)

Nuveen ESG Small-Cap ETF (NUSC)

Nuveen ESG International Developed Markets Equity ETF (NUDM)

Nuveen ESG Emerging Markets Equity ETF (NUEM)

Nuveen Dividend Growth ETF (NDVG)

Nuveen Small Cap Select ETF (NSCS)

Nuveen Winslow Large-Cap Growth ESG ETF (NWLG)

Nuveen Growth Opportunities ETF (NUGO)

2